UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) DECEMBER 12, 2008 (DECEMBER 11, 2008)

NORTEL NETWORKS CORPORATION

(Exact name of registrant as specified in its charter)

CANADA	001-07260	98-0535482
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

195 THE WEST MALL, TORONTO, ONTARIO, CANADA	M9C 5K1
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code 905-863-7000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

On December 11, 2008, Nortel Networks Corporation (the “Company”) received notice from the New York Stock Exchange (the “NYSE”) that the Company has fallen below the continued listing standard regarding price criteria for capital or common stock under Section 802.01C of the NYSE’s Listed Company Manual. Section 802.01C requires that a company’s common stock have a minimum average closing price of US$1.00 per share during a consecutive 30-day trading period. Under the NYSE’s rules, the Company has six months from the date of the notice to bring its average common share price back above US$1.00.

Under NYSE rules, the Company has ten business days following receipt of the notice to respond to the NYSE and indicate its intent to cure this deficiency or be subject to suspension and delisting. The Company will notify the NYSE, within the required ten business day period, that it intends to cure the deficiency.

On December 11, 2008, the Company issued a press release regarding the matter described above. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1    Press Release dated December 11, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTEL NETWORKS CORPORATION

By:	/S/ GORDON A. DAVIES
Gordon A. Davies
Deputy General Counsel and Corporate Secretary

By:	/S/ ANNA VENTRESCA
Anna Ventresca
Assistant Secretary

Dated: December 12, 2008